                                  EXHIBIT 10.27
                                 FIRST AMENDMENT TO
             AMENDED AND RESTATED REDUCING REVOLVING CREDIT AGREEMENT


THIS FIRST AMENDMENT TO AMENDED AND RESTATED REDUCING REVOLVING CREDIT AGREEMENT ("First Amendment to Credit Agreement") is made and entered into as of the 27th day of March, 1996, by and among PRIMADONNA RESORTS, INC., a Nevada corporation, THE PRIMADONNA CORPORATION, a Nevada corporation, and PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation (collectively the "Borrowers"), FIRST INTERSTATE BANK OF NEVADA, N.A., BANK OF SCOTLAND, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., Los Angeles Agency, SOCIETE GENERALE, BANK OF AMERICA NEVADA, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, MIDLANTIC BANK, N.A., FIRST SECURITY BANK OF UTAH, N.A., THE SUMITOMO BANK, LIMITED, Chicago Branch, U.S. BANK OF NEVADA, ABN AMRO BANK N.V., BANK OF THE WEST, BANK OF HAWAII, BANKERS TRUST COMPANY, FIRST HAWAIIAN BANK, NBD BANK and THE NIPPON CREDIT BANK, LTD., Los Angeles Agency (herein together with their respective successors and assigns collectively the "Lenders"), FIRST INTERSTATE BANK OF NEVADA, N.A., as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), FIRST INTERSTATE BANK OF NEVADA, N.A., as the issuer of letters of credit hereunder (herein in such capacity, together with its successors and assigns, the "L/C Issuer"), BANK OF SCOTLAND, SOCIETE GENERALE and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., a Los Angeles Agency, as co-agents for the Lenders ("Co-Agents"), BANK OF AMERICA NEVADA, as lead manager for the Lenders ("Lead Manager") and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender, L/C Issuer, Co-Agents and Lead Manager, collectively referred to as the "Banks").

                           R_E_C_I_T_A_L_S:

    WHEREAS:

    A. Borrowers and Banks (The Sumitomo Bank, Limited, Chicago Branch, having acquired the interest of The Daiwa Bank, Limited by Assignment, Assumption and Consent Agreement dated as of February 2, 1996) entered into an Amended and Restated Reducing Revolving Credit Agreement dated as of July 17, 1995 (the "Original Credit Agreement").

    B. In this First Amendment to Credit Agreement, all capitalized words and terms shall have the respective meanings and be construed herein as provided in
Section 1.01 of the Original Credit Agreement, as that Section is amended hereby. This First Amendment to Credit Agreement shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

    C. Borrowers have requested and Banks have agreed to the amendments and modifications to the Original Credit Agreement which are hereinafter set forth.

    NOW, THEREFORE, for good and valuable consideration, the parties hereto agree to amend the Original Credit Agreement by amending and substituting, as applicable, the amended terms and provisions as hereinafter set forth, which amended terms shall be deemed effective as of the First Amendment Effective
Date:

    Section 1. Definitions. Section 1.01 of the Original Credit Agreement shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Original Credit Agreement and which are also defined below shall be defined as set forth below:

    "Applicable Margin" means for any Prime Rate Loan or LIBOR Loan during the period commencing on the First Amendment Effective Date and continuing until the Maturity Date, the applicable percentage amount to be added to the Prime Rate or LIBO Rate, as the case may be, as set forth in Table One below for each Fiscal Quarter end at which the senior secured Indebtedness of PRMA is not rated or the PRMA Senior Secured Debt Rating is less than BBB/Baa2, or Table Two below for each Fiscal Quarter end at which the PRMA Senior Secured Debt Rating is equal to or greater than BBB/Baa2, in each instance based on the Total Funded Debt to EBITDA Ratio calculated with regard to the Borrower Consolidation as of each Fiscal Quarter end, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third (3rd) month immediately following each such Fiscal Quarter end:

                                        TABLE ONE               TABLE TWO
______________________________________________________________________________
                                                 LIBO                    LIBO
Total Funded Debt to               Prime Rate    Rate      Prime Rate    Rate
    EBITDA Ratio                     Margin     Margin       Margin     Margin
_______________________________________________________________________________
Greater than 3.0 to 1.0               1.00%      2.00%       0.875%     1.875%
______________________________________________________________________________
Greater than 2.50 to 1.0              0.75%      1.75%       0.625%     1.625%
but less than or equal
to 3.0 to 1.00
______________________________________________________________________________
Greater than 2.25 to 1.0              0.625%     1.625%      0.500%     1.50 %
but less than or equal
to 2.50 to 1.00
______________________________________________________________________________
Greater than 1.75 to 1.0              0.50%      1.50%       0.375%     1.375%
but less than or equal
to 2.25 to 1.00
______________________________________________________________________________
Greater than 1.50 to 1.0              0.375%     1.375%      0.250%     1.250%
but less than or equal
to 1.75 to 1.00
______________________________________________________________________________
Greater than 1.00 to 1.0              0.125%     1.125%      0.000%     1.000%
but less than or equal
to 1.50 to 1.00
______________________________________________________________________________
Less than or equal to
1.00 to 1.00                          0.00%      1.00%       0.00%      0.875%
______________________________________________________________________________

    "Credit Agreement" shall mean the Original Credit Agreement as amended by the First Amendment to Credit Agreement, as it may be further amended, modified, extended, renewed or restated from time to time.

    "First Amendment Effective Date" shall mean April 1, 1996, subject to the occurrence of each of the conditions precedent set forth in Section 6 of the First Amendment to Credit Agreement.

    "First Amendment to Credit Agreement" shall mean this First Amendment to Credit Agreement.

    "Notice of Swingline Advance" shall mean the written notice to be given by an Authorized Officer to Swingline Lender after first confirming with Swingline Lender the applicable Prime Rate or LIBO Rate available for such Swingline Advance, in each case in the form of the Notice of Swingline Advance marked "Exhibit G", affixed to the First Amendment to Credit Agreement and by this reference incorporated herein and made a part hereof, which form of Notice of Swingline Advance shall, as of the First Amendment Effective Date, fully restate and supersede the Notice of Swingline Advance attached to the Original Credit Agreement as Exhibit G.

    "Original Credit Agreement" shall have the meaning set forth in Recital Paragraph A to the First Amendment to Credit Agreement.

    "Total Funded Debt" shall mean for any Fiscal Quarter, the average of the principal amount of the Aggregate Outstandings, plus the total of both the long-term and current portions (without duplication) of all other long term Indebtedness (including Subordinated Debt) and Capitalized Lease Liabilities, but excluding Contingent Liabilities, as of the last day of each calendar month comprising such Fiscal Quarter.

    Section 2. Modification of Interest Rate on Swingline Facility. Notwith-standing anything to the contrary contained in the Original Credit Agreement or the Swingline Note, as of the First Amendment Effective Date the Swingline Outstandings and all Swingline Advances thereafter made shall accrue interest either at the Prime Rate plus the Applicable Margin or at the LIBO Rate, based upon a hypothetical one(1) month LIBOR Loan Interest Period, plus the Applicable Margin, as designated by an Authorized Officer of Borrowers on each Notice of Swingline Advance submitted in the form of the Notice of Swingline Advance attached to the First Amendment to Credit Agreement as Exhibit G. Borrowers and Banks acknowledge that as of the First Amendment Effective Date there are no unpaid Swingline Outstandings under the Swingline Facility.

    Section 3. Restatement of Section 2.10(d). Upon the occurrence of the First Amendment Effective Date, Section 2.10(d) of the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

            d. Borrowers shall pay a quarterly nonusage fee (the "Nonusage Fee") for the account of Lenders in the proportions of their respective Syndication Interests based on the Total Funded Debt to EBITDA Ratio, calculated as of each Fiscal Quarter end with reference to the Borrower Consolidation, in accordance with the following schedule:

    _____________________________________________
    Total Funded Debt to                Nonusage
        EBITDA Ratio                   Percentage
    _____________________________________________
    Greater than 3.0 to 1.0               0.50%
    _____________________________________________
    Greater than 2.50 to 1.0              0.50%
    but less than or equal
    to 3.0 to 1.00
    _____________________________________________
    Greater than 2.25 to 1.0              0.4375%
    but less than or equal
    to 2.50 to 1.00
    _____________________________________________
    Greater than 1.75 to 1.0              0.4375%
    but less than or equal
    to 2.25 to 1.00
    _____________________________________________
    Greater than 1.50 to 1.0              0.4375%
    but less than or equal
    to 1.75 to 1.00
    _____________________________________________
    Greater than 1.00 to 1.0              0.35%
    but less than or equal
    to 1.50 to 1.00
    _____________________________________________
    Less than or equal to
    1.00 to 1.00                          0.35%

    The Nonusage Fee shall be calculated as the product of (I) the applicable Nonusage Percentage multiplied by (ii)for the period in question the average daily Maximum Permitted Balance less the average daily Funded Outstandings and less the average daily amount of L/C Exposure attributable to all outstanding Standby Letters of Credit on the basis of a three hundred sixty-five (365), or three hundred sixty-six (366) when appropriate, day year. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before the first (1st) day of the third (3rd) month following each applicable Fiscal Quarter end and upon termination of this Credit Agreement, whether at maturity, by acceleration or otherwise. Each Nonusage Fee shall be distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility."

    Section 4. Restatement of Section 5.23(e). Upon the occurrence of the First Amendment Effective Date, Section 5.23(e) of the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

            "e PRMA may make Share Repurchases up to the cumulative aggregate amount of Fifty Million Dollars ($50,000,000.00); provided, however, that Persons other than the Gary Primm Group and the Primm Family shall own at least fifteen percent (15%) of the issued and outstanding publicly traded common voting stock of Primadonna Resorts, Inc. at all times until Bank Facility Termination."

    Section 5. Restatement of Section 6.05(b). Upon the occurrence of the First Amendment Effective Date, Section 6.05(b) of the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

            "b. Up to Twenty-Seven Million Dollars ($27,000,000.00) until Bank Facility Termination for the Golf Course Facility, exclusive of the cost of acquisition of the Golf Course Real Property incurred during the Fiscal Year ended December 31, 1994 up to the amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00)."

    Section 6. Conditions Precedent to First Amendment Effective Date. The occurrence of the First Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Banks:

            a. Execution and delivery by each of the Borrowers and Banks of eighteen (18) counterpart originals of the First Amendment to Credit Agreement.

            b Reimbursement to Agent Bank by Borrowers for the reasonable attorneys' fees of Henderson & Nelson incurred in connection with the preparation and execution of the First Amendment to Credit Agreement; and

            c. Such other documents, instruments or conditions as may reasonably be required by Agent Bank.

    Section 7. Representations and Warranties. To induce Banks to enter into this First Amendment to Credit Agreement, Borrowers hereby: (I) ratify and reaffirm the representations and warranties set forth in Article IV of the Original Credit Agreement; (ii) warrant and represent that each such represent-ation and warranty shall be true and correct as of the First Amendment Effective Date; and (iii) represent and warrant that, as of the First Amendment Effective Date, no Default or Event of Default has occurred and remains continuing.

    Section 8. No Other Changes. Except as specifically set forth herein, the Original Credit Agreement shall remain unchanged and in full force and effect.

    Section 9. Governing Law. This First Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

    Section 10. Counterparts. This First Amendment to Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this First Amendment to Credit Agreement by signing any such counterpart.

    Section 11. Additional/Replacement Exhibits Attached. The following replacement Exhibit is attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

                 Exhibit G - Notice of Swingline Advance - Form

    IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Credit Agreement to be executed as of the day and year first above written.


BORROWERS:

PRIMADONNA RESORTS, INC.,
a Nevada corporation


By__________________________
  Craig F. Sullivan,
  Chief Financial Officer
  and Treasurer

Address:

P.O. Box 95997
Las Vegas, NV  89193-5997

Telephone: (702) 874-1565
Facsimile: (702) 874-1554


THE PRIMADONNA CORPORATION, a Nevada corporation


By__________________________
  Craig F. Sullivan,
  Treasurer

Address:

P.O. Box 95997
Las Vegas, NV  89193-5997

Telephone: (702) 874-1565
Facsimile: (702) 874-1554



PRMA LAND DEVELOPMENT COMPANY, a Nevada
corporation


By__________________________
  Craig F. Sullivan,
  Treasurer

Address:

P.O. Box 95997
Las Vegas, NV  89193-5997

Telephone: (702) 874-1565
Facsimile: (702) 874-1554

BANKS:

FIRST INTERSTATE BANK OF
NEVADA, N.A.,
Agent Bank, Lender, Swingline Lender and L/C Issuer


By__________________________
  Brad Peterson,
  Vice President

Address:

3800 Howard Hughes Parkway
Las Vegas, NV  89109

Telephone: (702) 791-6328
Facsimile: (702) 791-6248


BANK OF SCOTLAND,
Co-Agent and Lender


By__________________________

Title_______________________

Address:

565 Fifth Avenue
New York, NY  10017

Telephone: (212) 450-0872
Facsimile: (212) 557-9460


SOCIETE GENERALE,
Co-Agent and Lender


By__________________________

Title_______________________

Address:

2029 Century Park East
Suite 2900
Los Angeles, CA  90067

Telephone: (310) 788-7104
Facsimile: (310) 551-1537

THE LONG-TERM CREDIT BANK
OF JAPAN, LTD., Los Angeles Agency,
Co-Agent and Lender


By__________________________

Title_______________________

Address:

444 South Flower Street
Suite 3700
Los Angeles, CA  90071
Telephone: (213) 689-6324
Facsimile: (213) 622-6908


BANK OF AMERICA NEVADA,
Lead Manager and Lender


By__________________________

Title_______________________

Address:
Corporate Banking
300 S. Fourth St., Ste. 200
Las Vegas, NV  89101

Telephone: (702) 654-7142
Facsimile: (702) 654-7158


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
Lender


By__________________________

Title_______________________

Address:
555 S. Flower Street
Los Angeles, CA  90071

Telephone: (213) 228-2768
Facsimile: (213) 228-2641

MIDLANTIC BANK, N.A.,
Lender


By__________________________

Title_______________________

Address:
6000 Midlantic Drive
Mount Laurel, NJ  08054-6000

Telephone: (609) 778-2683
Facsimile: (609) 778-2673


FIRST SECURITY BANK OF
UTAH, N.A.,
Lender


By__________________________

Title_______________________

Address:
15 E. 100 South, 2nd Floor
Salt Lake City, UT  84111
Telephone: (801) 246-5540
Facsimile: (801) 246-5532


THE SUMITOMO BANK, LIMITED,
Chicago Branch,
Lender


By__________________________

Title_______________________


By__________________________

Title_______________________

Address:
800 W. 6th Street, Suite 950
Los Angeles, CA  90017

Telephone: (213) 623-7205
Facsimile: (213) 623-4629

U.S. BANK OF NEVADA,
Lender


By__________________________

Title_______________________

Address:
2300 W. Sahara Avenue
Suite 120
Las Vegas, NV  89102

Telephone: (702) 386-3653
Facsimile: (702) 386-3916


ABN AMRO BANK N.V.,
San Francisco International
Branch,
Lender

By: ABN AMRO NORTH AMERICA,
    INC., as agent


    By______________________

    Title___________________


    By______________________

    Title___________________

Address:
101 California Street
Suite 4550
San Francisco, CA 94111-5812

Telephone: (415) 984-3703
Facsimile: (415) 362-3524

BANK OF THE WEST,
Lender


By__________________________

Title_______________________

Address:
1450 Treat Blvd.
Walnut Creek, CA  94596

Telephone: (510) 942-8675
Facsimile: (510) 256-8276


BANK OF HAWAII,
Lender


By__________________________

Title_______________________

Address:
1839 S. Alma School Rd.
Suite 150
Mesa, AZ  85210

Telephone: (602) 752-8020
Facsimile: (602) 752-8007


BANKERS TRUST COMPANY,
Lender


By__________________________

Title_______________________

Address:
One BT Plaza
130 Liberty Street
14th Floor
New York, NY  10006

Telephone: (212) 250-5860
Facsimile: (212) 250-7351

FIRST HAWAIIAN BANK,
Lender


By__________________________

Title_______________________

Address:
1132 Bishop Street
19th Floor
Honolulu, HI  96813

Telephone: (808) 525-6367
Facsimile: (808) 525-6372


NBD BANK,
Lender


By__________________________

Title_______________________

Address:
611 Woodward Ave.
Detroit, MI  48226

Telephone: (313) 225-1424
Facsimile: (313) 225-2649


THE NIPPON CREDIT BANK, LTD.,
Los Angeles Agency,
Lender


By__________________________

Title_______________________

Address:
550 S. Hope Street
Suite 2500
Los Angeles, CA  90071

Telephone: (213) 243-5722
Facsimile: (213) 892-0111

                                      FORM OF
                            NOTICE OF SWINGLINE ADVANCE


TO:FIRST INTERSTATE BANK OF NEVADA, N.A. in its capacity as Swingline Lender under that certain Amended and Restated Reducing Revolving Credit Agreement, dated as of July 17, 1995, as amended by First Amendment to Amended and Restated Reducing Revolving Credit Agreement dated as of March 27, 1996 (as amended, supplemented or otherwise modified from time to time, collectively the "Credit Agreement"), by and among PRIMADONNA RESORTS, INC., a Nevada corporation, THE PRIMADONNA CORPORATION, a Nevada corporation and PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation (collectively the "Borrowers"), FIRST INTERSTATE BANK OF NEVADA, N.A., BANK OF SCOTLAND, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., Los Angeles Agency, SOCIETE GENERALE, BANK OF AMERICA NEVADA, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, MIDLANTIC BANK, N.A., FIRST SECURITY BANK OF UTAH, N.A., THE SUMITOMO BANK, LIMITED, Chicago Branch, U.S. BANK OF NEVADA, ABN AMRO BANK N.V., BANK OF THE WEST, BANK OF HAWAII, BANKERS TRUST COMPANY, FIRST HAWAIIAN BANK, NBD BANK and THE NIPPON CREDIT BANK, LTD., Los Angeles Agency (herein together with their respective successors and assigns collectively the "Lenders"), FIRST INTERSTATE BANK OF NEVADA, N.A., as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), FIRST INTERSTATE BANK OF NEVADA, N.A., as the issuer of letters of credit hereunder (herein in such capacity, together with its successors and assigns, the "L/C Issuer"), BANK OF SCOTLAND, SOCIETE GENERALE and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., Los Angeles Agency, as co-agents for the Lenders ("Co-Agents"), BANK OF AMERICA NEVADA, as lead manager for the Lenders ("Lead Manager") and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender, L/C Issuer, Co-Agents and Lead Manager, collectively referred to as the "Banks"). Capitalized terms used herein with-out definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

Pursuant to Section 2.08b of the Credit Agreement, this Notice of Swingline Advance represents Borrowers' request for a Swingline Advance to be advanced on _____________, 19___ (the "Swingline Funding Date") from the Swingline Lender in the principal amount of ___________________________________
($_____________), which Swingline Advance shall bear interest at [the Prime Rate plus the Applicable Margin] [the LIBO Rate, based on a hypothetical one
(1) month LIBOR Loan Interest Period, plus the Applicable Margin]. Proceeds of such Swingline Advance are to be disbursed on the Swingline Funding Date in immediately available funds to the Designated Deposit Account at Agent Bank's Main Branch at 3800 Howard Hughes Parkway, Las Vegas, Nevada, Account No.
_________________.

Borrowers hereby certify that (i) the representations and warranties contained in Article IV of the Credit Agreement and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Swingline Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will result from the making of the requested Swingline Advance;
(iii) Borrowers have and shall have satisfied all conditions precedent under
Section 2.08 and Article III B of the Credit Agreement required to be performed by them on or before the Swingline Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Sections 3.21 and 5.08(b) of the Credit Agreement, no Material Adverse Change shall have occurred; and (v) the Swingline Outstandings, after giving effect to the requested Swingline Advance, will not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00) and the amount requested does not exceed the Available Borrowings.

Borrowers further certify that as of the Swingline Funding Date, without regard to the requested Swingline Advance:

A.The Maximum Permitted Balance is $_________

B.The Funded Outstandings are$__________

The Swingline Outstandings are$__________

The L/C Exposure is$__________

Fifty percent (50%) of the
Adjusted PRMA Contingent
Liabilities are$__________

Total$__________

C.The Maximum Availability
(A minus B) is$__________

The Borrowers have caused this Notice of Swingline Advance to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _____________, 199__.



PRIMADONNA RESORTS, INC.,
THE PRIMADONNA CORPORATION,
PRMA LAND DEVELOPMENT
COMPANY



Name:  _____________________
Title: _____________________
  Authorized Officer

Print
Name: ______________________



                                        30
??